EXHIBIT (q)(22)

POWER OF ATTORNEY

We, the undersigned officers and Trustees of International Income Portfolio, a New York business trust, do hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr. or James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to such Registration Statement filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Mark S. Venezia	President and Principal Executive Officer	March 12, 2007

Mark S. Venezia

/s/ Dan A. Maalouly	Treasurer and Principal Financial and Accounting Officer	March 12, 2007

Dan A. Maalouly

/s/ Benjamin C. Esty	Trustee	March 12, 2007

Benjamin C. Esty

/s/ James B. Hawkes	Trustee	March 12, 2007

James B. Hawkes

/s/ Samuel L. Hayes, III	Trustee	March 12, 2007

Samuel L. Hayes, III

/s/ William H. Park	Trustee	March 12, 2007

William H. Park

	Trustee	March 12, 2007

Ronald A. Pearlman

/s/ Norton H. Reamer	Trustee	March 12, 2007

Norton H. Reamer

/s/ Lynn A. Stout	Trustee	March 12, 2007

Lynn A. Stout

/s/ Ralph F. Verni	Trustee	March 12, 2007

Ralph F. Verni

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